UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 3, 2025 (the “Effective Date”), Senseonics Holdings, Inc. (the “Company”) and Senseonics, Incorporated, a wholly-owned subsidiary of the Company (“Senseonics, Inc.” and together with the Company, “Senseonics”) entered into a First Amendment to Loan and Security Agreement with the several financial institutions or entities party thereto (collectively, the “Lenders”) and Hercules Capital, Inc., a Maryland corporation (the “Agent”), in its capacity as administrative agent and collateral agent for itself and the Lenders, which amends the Company’s existing Loan and Security Agreement, dated as of September 8, 2023 (the “Existing Loan Agreement” and as amended, the “Amended Loan Agreement”), by and among the Company, Senseonics Inc., certain of the Lenders and the Agent. Pursuant to the Amended Loan Agreement, the Lenders have agreed to make available to Senseonics up to $100.0 million in senior secured term loans, consisting of (i) an initial term loan of $35.0 million, which was funded on the Effective Date to refinance the outstanding term loans under the Existing Loan Agreement and (ii) three additional tranches of term loans in the amounts of up to $10.0 million (the “Tranche 2 Loan”), $20.0 million (the “Tranche 3 Loan”) and uncommitted $35.0 million (the “Tranche 4 Loan”), respectively, which will become available to Senseonics upon Senseonics’ satisfaction of certain terms and conditions set forth in the Amended Loan Agreement. The loans under the Amended Loan Agreement mature on September 3, 2029 (the “Maturity Date”).

The loans under the Amended Loan Agreement bear interest at an annual rate equal to the greater of (i) the prime rate as reported in The Wall Street Journal plus 2.40% and (ii) 9.90%. Borrowings under the Amended Loan Agreement are repayable in monthly interest-only payments through (a) initially, September 30, 2027, (b) if Senseonics satisfies the 2025 Tranche 2 Milestone (as defined in the Amended Loan Agreement), October 1, 2028 and (c) if Senseonics satisfies the 2025 Tranche 3 Milestone (as defined in the Amended Loan Agreement), the Maturity Date. After the interest-only payment period, borrowings under the Amended Loan Agreement are repayable in equal monthly payments of principal and accrued interest until the Maturity Date.

At Senseonics’ option, Senseonics may prepay all or any portion of the outstanding borrowings under the Amended Loan Agreement, subject to a prepayment fee equal to (a) 3.0% of the principal amount being prepaid if the prepayment occurs within one year of the Effective Date, 2.0% of the principal amount being prepaid if the prepayment occurs during the second year following the Effective Date, and 1.00% of the principal amount being prepaid if the prepayment occurs more than two years after the Effective Date and prior to the Maturity Date. In addition, Senseonics paid a $412,500 facility fee upon closing of the Amended Loan Agreement and will pay additional facility fees in the amount of 0.50% of any drawn Tranche 2 Loan or Tranche 3 Loan or in the amount of 1.00% of any drawn Tranche 4 Loan. The Amended Loan Agreement also provides for an end of term fee in an amount equal to 6.95% of the aggregate principal amount of loans actually made under the Amended Loan Agreement, which fee is due and payable on the earliest to occur of (i) the Maturity Date, (ii) the date Senseonics prepays the outstanding loans in full, and (iii) the date that the secured obligations become due and payable. In the event the loans are prepaid or repaid during the first year or second year following the Effective Date, such end of term fee will be reduced to 3.95% or 4.95%, respectively, of the aggregate principal amount of loans actually made under the Amended Loan Agreement. Such end of term fee is in addition to any end of terms fee accrued under the Existing Loan Agreement.

The obligations of the Company and Senseonics Inc. under the Amended Loan Agreement are secured, by a first-priority security interest in substantially all of their assets. The Amended Loan Agreement contains a minimum cash covenant that requires Senseonics to hold unrestricted cash equal to specified percentage of the outstanding loan amount under the Amended Loan Agreement. The Amended Loan Agreement also contains a performance covenant, commencing on January 1, 2026, that requires Senseonics to generate net product revenue on a trailing six-month basis in excess of specified percentage for applicable measuring periods. Compliance with the minimum cash covenant and performance covenant may be waived subject to satisfaction of certain terms and conditions set forth in the Amended Loan Agreement.

In addition, the Amended Loan Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, corporate changes, dispositions, prepayment of other indebtedness, and dividends and other distributions, subject to certain exceptions. The Amended Loan Agreement also contains events of default including, among other things, payment defaults, breach of covenants, material adverse effect, breach of representations and warranties, cross-default to material indebtedness, bankruptcy-related defaults, judgment defaults, revocation of certain government approvals, and the occurrence of certain adverse events. Following an event of default and any applicable cure period, a default interest rate equal to the then-applicable interest rate plus 4.0% may be applied to the outstanding amount, and the Lenders will have the right to accelerate all amounts outstanding under the Amended Loan Agreement, in addition to other remedies available to them as secured creditors of the Company and Senseonics, Inc.

In connection with the entry into the Amended Loan Agreement, the Company amended the warrants previously issued to certain of the Lenders under the Existing Loan Agreement collectively exercisable for an aggregate of 1,180,249 shares of the Company’s common stock (the “Existing Warrants”), pursuant to which the exercise price of such Existing Warrants has been reduced to $0.4545 per share. Pursuant to the Amended Loan Agreement, the Company also agreed to issue additional warrants (the “Additional Warrants”) in substantially the same form as the Existing Warrants upon the funding of the Tranche 2 Loan, Tranche 3 Loan and Tranche 4 Loan. The Additional Warrants may be exercised through the earlier of (i) the seventh anniversary of the applicable issuance date and (ii) the consummation of certain acquisition transactions involving the Company, as set forth in such Additional Warrants. The number of shares of the Company’s common stock for which the Additional Warrants are exercisable and the associated exercise price are subject to certain customary proportional adjustments for fundamental events, including stock splits and reverse stock splits, as set forth in the Additional Warrants. The Additional Warrants would be exercisable for an aggregate number of shares of the Company’s common stock equal to 2.0% of the funded loan amount divided by the exercise price equal to the three-day volume-weighted average price of the Company’s common stock prior to the issuance date of such Additional Warrants.

The foregoing descriptions of the Amended Loan Agreement and the Additional Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Loan Agreement, which is filed herewith as Exhibit 10.1, and the form of Warrant Agreement, which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on September 11, 2023, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 3, 2025, the Company issued a press release announcing the execution of the MOU (as defined below) and appointment of Brian Hansen as the Company’s Chief Commercial Officer, reiterating the Company’s financial outlook for 2025 and providing information regarding a conference call to discuss these developments. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

Memorandum of Understanding with Ascensia Diabetes Care Holdings AG

On September 3, 2025, the Company and Ascensia Diabetes Care Holdings AG (“Ascensia” and together with the Company, the “Parties”) entered into a Memorandum of Understanding (the “MOU”) related to the transfer of commercial operations relating to the Eversense product from Ascensia back to the Company, including the proposed termination, orderly unwinding of, and smooth transition from the commercial relationship between the Company and Ascensia (the “Proposed Transition”), which is contemplated to involve the termination of that certain Collaboration and Commercialization Agreement, dated August 9, 2020, between Ascensia and Senseonics, as amended to date (the “Collaboration Agreement”), including all agreements entered into between the Parties pursuant to the terms and conditions thereof or in connection therewith (collectively, the “Agreements”). Pursuant to the MOU, the Parties have agreed to use commercially reasonable efforts to negotiate and execute definitive agreement(s) (“Definitive Agreement”) governing the Proposed Transition by October 31, 2025.

Pursuant to a Definitive Agreement to be negotiated, it is contemplated that Ascensia would agree to assign, convey and transfer to Senseonics all of its right, title and interest in and to agreed-upon assets related to Ascensia’s Eversense business that were created and/or conceived under the Agreements and as identified in the MOU (the “Transferred Assets”) at a sale price equal to Ascensia’s book value of such assets. The Parties anticipate the transfer of (a) the Transferred Assets relating to the Eversense business in the United States would occur upon the closing of the transactions contemplated by the Definitive Agreement on January 1, 2026, or such other date as agreed by the Parties, and (b) the Transferred Assets relating to the Eversense business outside of the United States would occur following the closing of the transactions contemplated by the Definitive Agreement on a timeline to be agreed between the Parties, provided that the Parties desire to target such closings to occur on January 1, 2026, if possible. The MOU contemplates that the Definitive Agreement will provide for the provision of transition services by Ascensia to support the establishment of Senseonics’ commercial functions and achieve a smooth transition of the activities to those functions, the pricing and related terms of which are to be finalized by the Parties in the definitive agreements. It is contemplated that the Definitive Agreement would contain such covenants, conditions, releases (including but not necessarily limited to reciprocal releases acceptable to both Parties covering all claims under the Agreements), indemnities, representations and warranties as are customary for this type of transaction and as the Parties would mutually agree.

Chief Commercial Officer

On September 3, 2025 in connection with the MOU, the Company’s board of directors approved the appointment of Brian Hansen, Ascensia’s President of CGM and a Senseonics director, to serve as the Company’s Chief Commercial Officer effective January 1, 2026 or such other date as agreed by the Company and Mr. Hansen.

Pursuant to the terms of an employment agreement entered into with Mr. Hansen on September 3, 2025 (the “Employment Agreement”), Mr. Hansen will be entitled to an annual base salary, annual bonus opportunity and potential equity compensation, and will be eligible to participate in the Company’s employee benefit plans available to other employees of the Company. The Employment Agreement also provides for certain severance benefits upon termination of Mr. Hansen’s employment for reasons other than cause or resignation for good reason, including in connection with a change in control of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements include statements related to the expected termination of the Company’s commercial relationship with Ascensia, the expected execution of a Definitive Agreement with respect to the Proposed Transition and the terms thereof, the anticipated timeline for the Proposed Transition, the expected effects of the Proposed Transition, the expected benefits of the Amended Loan Agreement and the Company’s financial outlook for 2025. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the uncertainties related to the negotiation and execution of a Definitive Agreement, the results of diligence efforts to be undertaken by the Parties in connection therewith, uncertainties associated with the transition of commercial responsibilities from Ascensia, including with respect to the transition of the Ascensia sales force to the Company and the responses of patients, healthcare providers and government and commercial payors to the Proposed Transition, the Company’s ability to satisfy milestones for additional borrowing under the Amended Loan Agreement and compliance with covenants thereunder, market conditions and such other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2025, Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 6, 2025, and other filings the Company makes with the SEC from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*#	First Amendment to Loan and Security Agreement, dated September 3, 2025, by and among the Company and Hercules Capital, Inc.
10.2	Form of Warrant (incorporated herein by reference to Exhibit 10.2 the Company’s Current Report on Form 8-K filed with the SEC on September 11, 2023).
99.1**	Press Release, dated September 3, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.

**	Furnished herewith

#	Certain information has been omitted from this document in accordance with Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer